Exhibit 99.1

Graphic Packaging Announces Pricing of Senior Notes Offering

ATLANTA, August 14, 2020 / – Graphic Packaging International, LLC (“Graphic Packaging”), a direct wholly-owned subsidiary of Graphic Packaging International Partners, LLC and the primary operating subsidiary of Graphic Packaging Holding Company (NYSE: GPK), announced that it has entered into an agreement to sell $350 million aggregate principal amount of its senior unsecured notes due 2029 (the “Senior Notes”) in a private offering in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes will bear interest at an annual rate of 3.500% and will be issued at par. Graphic Packaging expects to close the offering on or about August 28, 2020, subject to the satisfaction of customary closing conditions.

The Senior Notes will be senior unsecured obligations of Graphic Packaging. The Senior Notes will be guaranteed by Graphic Packaging International Partners, LLC and Field Container Queretaro (USA), L.L.C., as well as by Graphic Packaging’s future material domestic subsidiaries that guarantee obligations under its senior credit facilities and its existing senior notes due 2021, 2022, 2024, 2027 and 2028.

Graphic Packaging estimates that the net proceeds from this offering will be approximately $344 million, after deducting the initial purchasers’ discount and other transaction related costs. The net proceeds from the offering will be used to repay a portion of the outstanding borrowings under Graphic Packaging’s revolving credit facility under its senior secured credit facility, to pay fees and expenses incurred in connection with the offering and for general corporate purposes.

The Senior Notes and the related guarantees are being offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act and outside the United States, to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Senior Notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Graphic Packaging International, LLC

Graphic Packaging International, LLC, a direct wholly-owned subsidiary of Graphic Packaging International Partners, LLC and the primary operating subsidiary of Graphic Packaging Holding Company (the “Company”) (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of paper-based packaging solutions for a wide variety of products to food, beverage, foodservice, and other consumer products companies. The Company operates on a global basis, is one of the largest producers of folding cartons and paper-based foodservice products in the United States, and holds leading market positions in coated recycled paperboard, coated unbleached kraft paperboard and solid bleached sulfate paperboard. The Company’s customers include many of the world’s most widely-recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company’s web site at www.graphicpkg.com.

Forward-Looking Statements

Any statements of Graphic Packaging International, LLC’s expectations in this press release constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to those regarding the offering and the use of proceeds therefrom, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from Graphic Packaging International, LLC ‘s present expectations. These risks and uncertainties include, but are not limited to, market conditions affecting the offering. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and Graphic Packaging International, LLC undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in Graphic Packaging International, LLC’s filings with the Securities and Exchange Commission.